Exhibit 99.1     Press Release dated April 10, 2015

FOR IMMEDIATE RELEASE

Virtual Piggy, Inc. Engages Viant Capital LLC as Financial Advisor

LOS ANGELES, CA – April 10, 2015 -- Virtual Piggy, Inc. (OTCQB: VPIG), provider of award-winning payment technology, today announced that it has retained Viant Capital LLC as its financial advisor to explore strategic alternatives. Virtual Piggy additionally announced the formation of a special committee of the company's board of directors to work closely with Viant.

“Given recent developments in the payments space, including the legal challenges online retailers are facing related to minors and payments, the company felt it was important to retain a technology-focused investment bank to help explore various strategic options. We are thrilled to be working with Viant and Scott Smith, who will be bringing his over 30 years of financial structuring of public and private companies, fundraising and M&A experience” said Dr. Jo Webber, Chairman and CEO of Virtual Piggy

The special committee is comprised of George McDaniel, Chairman of Saber Power Services, LLC, Dr. Jo Webber, CEO and Chairman of Virtual Piggy, and William Tobia, former CFO of Maxwell Systems, Inc.

Safe Harbor Statement

All statements herein other than statements of historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Such statements are not guarantees of future performance and are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:  our ability to raise additional capital, our limited operating history, our limited revenues generated to date, our ability to attract and retain qualified personnel, our dependence on third party developers who we cannot control, our ability to develop and introduce a new service to the market in a timely manner, market acceptance of our services, our limited experience in a relatively new industry, the ability to successfully develop licensing programs and generate business, rapid technological change in relevant markets, unexpected network interruptions or security breaches, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments, intense competition with larger companies, general economic conditions, and other factors set forth under the caption "Risk Factors" in our Form 10-K for the year ended December 31, 2014 filed with the SEC, and other subsequent filings with the SEC.

About Virtual Piggy, Inc.

Virtual Piggy is the provider of Oink, a secure online and in-store teen wallet. Oink enables teens to manage and spend money within parental controls while gaining valuable financial management skills.  The technology company also delivers payment platforms designed for the under 21 age group in the global market and enables online businesses the ability to function in a manner consistent with the Children’s Online Privacy Protection Act (COPPA) and similar international children’s privacy laws. The company, based in Hermosa Beach, CA, is on the Web at: www.virtualpiggy.com and holds three technology patents, US Patent No. 8,762,230, 8,650,621 and 8,812,395.

About Viant Capital LLC

Since 1998, Viant Capital has advised clients on merger & acquisitions, private placements and financial advisory engagements in the software, Internet, alternative energy, healthcare, business and financial services sectors. Viant Capital is dedicated to providing its clients with superior financial advice and creating execution strategies that are uncommonly smart and innovative. Viant Capital may be reached at info@viantgroup.com or by visiting www.viantgroup.com.

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